4801 MAIN STREET, SUITE 1000 • KANSAS CITY, MO 64112 PHONE 816.983.8000 • FAX 816.983.8080 • www.huschblackwell.com

July 29, 2009

Nottingham Investment Trust II 116 South Franklin Street, P. O. Box 69 Rocky Mount, North Carolina 27802-0069

Ladies and Gentleman:

We hereby consent to the use of our name and to the reference to our firm under the caption “Management and Other Service Providers – Legal Counsel” in the Statement of Additional Information for the Earnest Partners Fixed Income Trust and the Statement of Additional Information for the Brown Capital Management Mid-Cap Fund, the Brown Capital Management Small Company Fund and the Brown Capital Management International Equity Fund, each of which is included in Post-Effective Amendment No. 52 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-37458), and Amendment No. 53 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-06199), on Form N-1A of the Nottingham Investment Trust II.

Sincerely,

/s/ HUSCH BLACKWELL SANDERS LLP

HUSCH BLACKWELL SANDERS LLP